Exhibit 3.2
AMENDED BYLAWS
OF
LIFECORE BIOMEDICAL, INC.
(Adopted January 18, 2006)
ARTICLE I
SHAREHOLDERS
     SECTION 1. The shareholders of this Corporation shall hold an annual meeting in each calendar year at such time and place, within or without the State of Minnesota, as may be designated by the Board of Directors, for the purpose of electing directors, and for the transaction only of such other business as is properly brought before the meeting in accordance with these Bylaws; provided, however, that the interval between two consecutive annual meetings shall not be more than fourteen (14) months nor less than ten (10) months. A notice setting out the time and place of the annual meeting shall be mailed by the secretary of the Corporation, or his delegate, postage prepaid, to each shareholder of record at his address as it appears on the records of the Corporation, or, if no such address appears, at his last known place of residence, at least ten (10) days prior to said annual meeting, but any shareholder may waive such annual notice by a signed waiver in writing.
     SECTION 2. At the annual meeting, the shareholders shall elect directors of the Corporation and shall transact such other business as may properly come before them. To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at an annual meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, each such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Corporation, not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event less than sixty (60) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (w) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (x) the name and address of record of the shareholder proposing such business; (y) the class or series (if any) and number of shares of the Corporation which are owned by the shareholder; and (z) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be transacted at the annual meeting except in accordance with the procedures set forth in this Article; provided, however, that nothing in this Article shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with these Bylaws.

     SECTION 3. A special meeting of the shareholders may be called at any time by the chief executive officer or chief financial officer of the Corporation, and shall be called by the president or the secretary upon the request in writing, or by vote of, two or more directors or upon the request in writing of shareholders of record owning one-tenth of the outstanding shares of common stock. Such meeting shall be called by mailing a notice thereof as above provided in the case of the annual meeting of shareholders, which notice shall state the purpose or purposes of the meeting.
     SECTION 4. At any shareholders’ meeting, each shareholder shall be entitled to one (1) vote for each share of common stock standing in his name on the books of the Corporation as of the record date. Any shareholder may vote either in person or by proxy. The presence in person or by proxy of the holders of thirty-three and one-third percent (33 1/3%) of the shares of common stock entitled to vote at any shareholders’ meeting shall constitute a quorum for the transaction of business. If no quorum is present at any meeting, the shareholders present in person or by proxy may adjourn the meeting to such future time as they shall agree upon without further notice other than by announcement at the meeting at which such adjournment is taken.
     SECTION 5. At any shareholders meeting for which there is a quorum present, the shareholders may conduct such business as may be on the agenda or otherwise proposed for such meeting, or any part of such business in the case of an adjournment. All or any part of the business not conducted at the initial meeting of shareholders may be conducted at any adjournments thereof, including any specific proposals on the agenda for such initial meeting for which there was no final disposition. A meeting of the shareholders at which there is a quorum can be adjourned as to all or part of the matters to be considered at the meeting upon motion by the person presiding at such meeting and by a majority vote of shares represented in person or by proxy at such meeting. Such adjournment shall be until a specific time and place, and the time and place for the reconvened meeting shall be announced at the meeting and reflected in the minutes thereof.
     In addition, if the adjourned date is less than ten (10) days after the date of the meeting at which an adjournment proposal was passed, a public announcement shall be made by the Corporation as to the time and place for the reconvened meeting; or, if the adjourned date for the reconvened meeting is ten (10) days or more after the date of the meeting at which the adjournment proposal was passed, notice of the time and place of the reconvened meeting shall be sent by first class mail to all shareholders of record at least ten (10) days prior to such reconvened meeting.
ARTICLE II
DIRECTORS
     SECTION 1. The Board of Directors shall have the general management and control of all business and affairs of the Corporation and shall exercise all the powers that may be exercised or performed by the Corporation under the statutes, its Articles of Incorporation and its Bylaws.

     SECTION 2.
     (a) The Board of Directors shall consist of such number of directors, not less than three, the exact number to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the directors then in office.
     (b) Each of the directors shall hold office until the regular meeting of shareholders next held after such director’s election and until such director’s successor shall have been elected and shall qualify, or until the earlier death, resignation, removal or disqualification of such director. In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by election of the Board of Directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.
     (c) In the event that the Board of Directors increases the number of directors or fills a vacancy on the Board in accordance with the provisions of paragraph (b) of this Section 2, the Board of Directors shall give written notice to the shareholders of the Corporation of any increase in the number of directors and of pertinent information regarding any director so elected by the Board to fill a vacancy. Such written notice shall be effected by inclusion of such information in the next mailing to shareholders of the Corporation following any such increase in the number of directors or election of a director to fill a vacancy by the Board.
     SECTION 3. Subject to the rights of holders of any class or series of stock having a preference over the common shares as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee to be appointed by the Board of Directors or by any shareholder entitled to vote generally in the election of directors. However, any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Corporation not less than fifty (50) nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event less than sixty (60) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the secretary shall set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
     SECTION 4. The Board of Directors may meet regularly at such time and place as it shall fix by resolution, and no notice of regular meetings shall be required. Special meetings of the Board of Directors may be called by the chairman of the board, the president or by any majority of directors by giving at least twenty-four (24) hours’ notice to each of the other directors by mail, telephone, telegraph, or in person.
     SECTION 5. A majority of the directors shall constitute a quorum for the transaction of business. Any act which might have been taken at a meeting of the Board of Directors and requiring approval by shareholders under Minnesota Statutes, Chapter 302A, may be taken without a meeting if authorized in a writing signed by all of the directors, and any such action shall be as valid and effective in all respects as if taken by the Board at a regular meeting. If shareholder approval is not so required by Minnesota Statutes, Chapter 302A, such act which might have been taken at a meeting of the Board of Directors may be taken in written action signed by the number of directors that would be required to take such action at a meeting of the Board of Directors of which all such directors were present.
     SECTION 6. The Board of Directors shall fix and change, as it may from time to time determine, the compensation to be paid all officers of the Corporation.
     SECTION 7. The Board of Directors may, by unanimous affirmative action of the entire Board of Directors, designate two (2) or more of their number to constitute an Executive Committee which, to the extent determined by the Board, shall have and exercise the authority of the Board in the management of the business of the Corporation. Such Executive Committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.
ARTICLE III
OFFICERS
     SECTION 1. The officers of this Corporation shall be a president, a treasurer, a secretary and such vice presidents and other officers as may from time to time be elected by the Board of Directors. All officers shall be elected by the Board of Directors and shall serve at the pleasure of the Board of Directors. Any two (2) of the offices, except those of the president and vice president, may be held by the same person.
     SECTION 2. The president may fix and change, as he may from time to time determine, the compensation to be paid the employees of the Corporation. The president shall be a director, but shall hold office until his successor is elected notwithstanding an earlier termination of his office as director.

     SECTION 3. The vice president, or executive vice president if there is more than one, shall perform the duties and assume the responsibilities of the president in the absence or inability to act of the president. In case of death, resignation or permanent disability of the president, the executive vice president shall act as president until the Board of Directors designates such new president. A vice president who is not a director shall not succeed to the office of president.
     SECTION 4. The secretary shall keep a record of the minutes of the proceedings of meetings of directors and of shareholders, and shall give notice of such meetings as required in these Bylaws or by the Board of Directors.
     SECTION 5. The treasurer shall keep accounts of all monies and other assets of the Corporation received or disbursed, shall deposit all monies and valuables in the name of and to the credit of the Corporation in such banks or depositories or with such custodians as may be authorized to receive the same by these Bylaws and by the Board of Directors, and shall render such accounts thereof as may be required by the Board of Directors, the president or the shareholders.
     SECTION 6. The Board of Directors may appoint one or more of its members to serve as its agent or to provide services and have such other powers and perform such other duties as may be, from time to time, assigned by the Board of Directors or the president. The Board may authorize one of its members to hold the nominal title of “Chairman of the Board.” If a Chairman of the Board is appointed, he shall not have the status of an officer of the Corporation.
ARTICLE IV
OFFICE
     The principal office of the Corporation shall be in the State of Minnesota. The Corporation may also have an office or offices in such other places and in such other states as the Board of Directors may from time to time authorize and establish.
ARTICLE V
CORPORATE SEAL; STOCK CERTIFICATES
     SECTION 1. The seal of the Corporation shall be a circular embossed seal, having inscribed thereon the following words:
LIFECORE BIOMEDICAL, INC.
Corporate Seal
Minnesota
     SECTION 2. Stock certificates issued by the Corporation shall be signed by any two (2) officers. When a certificate is signed by a transfer agent or registrar, the signature of any such officer may be facsimiled, engraved or printed.

ARTICLE VI
CLOSING OF STOCK RECORDS
OR FIXING OF RECORD DATE
     The Board of Directors shall have power to close the stock records of the Corporation for a period not to exceed sixty (60) days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period not exceeding sixty (60) days in connection with obtaining the consent of shareholders for any purpose; provided, however, that in lieu of closing the stock records, the Board of Directors may fix in advance a date not exceeding sixty (60) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent of shareholders, or for the determination of shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights or to exercise rights in respect of any such change, conversion or exchange of capital stock, or to give any such consent, as the case may be, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of and to attend such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise any rights, or to give such consent, as the case may be, notwithstanding the transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.
ARTICLE VII
INDEMNIFICATION
     SECTION 1. Any person who at any time shall serve or shall have served as a director, officer, employee or in some other official capacity at the request of the Corporation, or of any other enterprise at the request of the Corporation, and the heirs, executors and administrators of such person shall be indemnified by the Corporation, in accordance with and to the fullest extent permitted by the Minnesota Business Corporation Act as it may be amended from time to time.
     SECTION 2. Nothing in this Article VII shall be construed to limit the ability of the Board of Directors, to the extent permitted by applicable law, to indemnify any person or entity not described in this Article VII as determined by the Board of Directors in its discretion. Furthermore, the Board of Directors may authorize written agreements between the Corporation and persons, whether or not described in this Article VII, to grant contractual rights to such persons as permitted by law.
ARTICLE VIII
ADOPTION AND AMENDMENT OF BYLAWS
     SECTION 1. The Board of Directors may alter or amend these Bylaws and may make or adopt additional Bylaws subject to the power of the shareholders to change or repeal the Bylaws.

     SECTION 2. The shareholders may alter or amend these Bylaws and may make or adopt additional Bylaws by a majority vote at any annual meeting of the shareholders or at any special meeting called for that purpose.